Exhibit 99.1

DRI Corporation Announces Conference Presentation and Anticipated First Quarter Investor Meetings

DALLAS--(BUSINESS WIRE)--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that management will be presenting at The Growth & Value Investor Conference, slated Feb. 27-28, 2008 from 5 p.m. to 9 p.m. at The Westin Fort Lauderdale in Florida.

Hosted by LDV Capital Management in cooperation with the Stock and Bond Club of South Florida, the two-day conference is expected to attract approximately 1,000 to 1,500 investment professionals.

During first quarter 2008, management also plans to discuss the Company’s products, markets, technologies, and long-term growth initiatives with investment professionals in Europe, New York, Baltimore, and Washington, D.C.

For more information about the Company, visit www.digrec.com.

ABOUT THE COMPANY

DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements concerning the potential impact on the Company’s perceived value as a result of participating in investor relations meetings, as well as any statement, express or implied, concerning future events or expectations which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” etc., are forward-looking statements. These forward looking statements are subject to risks and uncertainties, including risks that our participation in investor relations meetings may not prove beneficial to the Company, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business, as those risk factors are updated by our subsequent quarterly reports on Form 10-Q. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: veronicam@digrec.com
or
Christensen Contact:
Christian Sadlier
Vice President
Phone: (480) 614-3007
Fax: (480) 614-3033
E-Mail: csadlier@christensenir.com